Goldman Sachs Global Steel CEO Forum

December 6, 2006

Metal Management, Inc.

Presentation Agenda

- Company overview
- Financial performance highlights and trends
- Growth opportunities and investment considerations





Metal Management, Inc.

Metal Management, Inc.
Overview

Dan Dienst
Chairman and Chief Executive Officer

Metal Management Overview

- 53 operating facilities in 16 states
- 1,800 employees
- TTM sales of $1.9 billion on approximately 5 million tons of recycled scrap
- Pro Forma unit shipments of approximately 5.4 million tons*
- One of the world's largest scrap metal recyclers
- A leader in an industry ripe for consolidation
- An NYSE-listed, Fortune 1,000 Company



* Includes East Chicago acquisition completed May 17, 2006 and Morris Recycling acquisition completed March 1, 2006

Metal Management, Inc.

High-Level Backdrop

- Infrastructure investment opportunities abound in Fiscal 2007
- Strong balance sheet with no borrowings on credit facility
- Strong ROI and favorable industry dynamics
- Poised for growth – organic and external
- Culture of partnership is infectious





Metal Management, Inc.

National Presence



Port Albany
Hartford
North Haven (2)
Newark (4)
Chicago (13)
Cleveland
Toledo
Pittsburgh (2)
Salt Lake City
Denver
Colorado Springs
Phoenix
Tucson
Memphis
Bowling Green
Nashville
Birmingham
Greenville (11)
Houston

Metal Management, Inc.

The Metal Management Culture

- Commitment to employees
- Lean management structure
- Open communication
- Decentralized organization to encourage entrepreneurial spirit
- Incentive compensation drives equity returns
- "Bring it on attitude"
- "One-face to the market"



Metal Management, Inc.

Position of Strength

- National footprint
- Market leadership – national & regional
- Strong and diverse consumer network
- Diversified product mix
- National and international distribution channels
- Advanced infrastructure and technology
- Low cost producer
- Integrity – commercial & environment
- Financial flexibility



Metal Management, Inc.

Strength of Position

Metal Management, Inc.

- Favorable industry dynamics – higher highs, higher lows?
- Consolidation opportunities both in the U.S. and abroad
- Proven record of financial performance
  - 19 consecutive quarters of pre-tax income
  - Three consecutive years with annual revenues exceeding $1 billion
  - Fiscal 2005 and Fiscal 2006 revenues of $1.6 billion to $1.7 billion
  - TTM revenues of $1.9 billion
- Scrap shipments have grown to approximately 5 million tons in Fiscal 2005 and Fiscal 2006
  - Approximately 500k incremental tons, or 10% unit growth, anticipated from recent acquisitions

Commitment to Shareholders

- Board and management focused on shareholder returns
  - High ROI investments in FY05 and FY06
  - ROE for TTM through 9/30/06 is 28.6%
  - Paid a 7.5 cent quarterly dividend for two years running; current dividend yield is approximately 1.0%
  - 2.7 million share repurchase announced on 9/8/06; Through 9/30/06, invested $14 million to repurchase 531,300 shares

Financial Performance Highlights & Trends

Rob Larry
Chief Financial Officer

Metal Management, Inc.

Financial Strength

- $300 million credit facility available to fund growth/expansion
- No borrowings under the credit facility
- Cash & short-term investments of approximately $78 million as of 9/30/06
- Simple capital structure
  - Single credit facility; single class of stock
  - No off-balance sheet financing arrangements
- Superior financial flexibility

Committed to maintaining a strong balance sheet while investing in organic and external growth

Metal Management, Inc.

Results for FY2006 ended 3/31/06

- Sales of $1.6 billion
- Nonferrous yard shipments of approximately 487 million pounds
- Ferrous yard shipments of approximately 4.4 million GT's
- Operating income, excluding asset impairment charge, of more than $88 million (5.5% of sales)
- EPS (diluted) for FY06 was $2.35
- EPS in FY05 was $3.74 and FY04 was $2.27
- Over four consecutive years of profitability

Metal Management, Inc.

Strong Sales Trends



$2,000
$1,800
$1,600
$1,400
$1,200
$1,000
$800
$600
$400
$200
$0
$770
$1,083
$1,702
$1,589
$1,910
FY03
FY04
FY05
FY06
TTM 9/30/06
($'s in millions)

Metal Management, Inc.

Outbound Shipments



5,300
5,100
4,900
4,700
4,500
4,793
4,899
5,111
4,930
5,161
FY03
FY04
FY05
FY06
TTM 9/30/06
(GT's in 000's)

Metal Management, Inc.

Statement of Operations

($'s in millions, except EPS)	TTM As of 9/30/06	% of Sales
Net Sales	$ 1,910	100.0%
EBITDA*	179	9.4%
EBIT	154	8.1%
Pre-Tax	181	9.5%
Net Income	$ 112	5.9%
EPS (diluted)	$ 4.22	
Total Tons (000's)	5,161	

***Excludes non-recurring and non-cash expenses**

Metal Management, Inc.

Capital Structure

($'s in millions)	As of 9/30/06
Bank Debt, due May 2011	$ 0.0
Other	2.3
Debt Capitalization	2.3
Stockholders' Equity (26.2 MM shares O/S)	452.0
Total Capitalization at Book	$ 454.3
Enterprise Value (11/29/06 Close)	$ 868.1
TTM EBITDA	$ 179.0
EV/EBITDA	4.85
P.E. Ratio (excluding Gain on Sale of JV)	9.86
Ratios & Statistics:	
ROE for TTM 9/30/06	28.6%
Current Ratio	2.2 to 1
Debt-to-Total Capital	<1%
Book Value per Share	$ 17.24
Leverage to TTM EBITDA	<0.1

Metal Management, Inc.

Growth Opportunities & Investment Considerations

Dan Dienst
Chairman and Chief Executive Officer

Metal Management, Inc.

MTLM Cornerstones

Metal Management, Inc.

Growth
- Optimize and invest in existing operations
- Explore technology and greenfield growth
- Prudently pursue strategic acquisitions
- Expand "Partnership Culture" to grow through joint-ventures, domestically and abroad

Shareholder Value Creation
- 2.7 million share repurchase plan
- Dividend program
- NYSE listing to improve visibility, liquidity and global recognition

The Metal Management Advantage

- Its People
- Its Facilities
- Its Financial Strength
- Its Disciplined Entrepreneurial Spirit
- Its Focus

Metal Management, Inc.

All of the statements in this presentation, other than historical facts, are forward looking statements made in reliance upon the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. As such, they involve risks and uncertainties and are subject to change at any time. These statements reflect our current expectations regarding the future profitability of the Company and its subsidiaries. As discussed in Our annual report on Form 10-K for the fiscal year ended March 31, 2006, and in other periodic filings filed by the Company with the U.S. Securities and Exchange ommission, some of the factors that could affect our performance include, among other things: cyclicality and competitiveness of the metals recycling industry, commodity price fluctuations, debt covenants that restrict our ability to engage in certain transactions, compliance with environmental, health, safety and other regulatory requirements applicable to the Company, potential environmental liability,risk of deterioration of relations with labor unions, dependence on key management, dependence on suppliers of scrap metal, concentration of customer risk and exposure to credit risk, impact of export and other market conditions on the business, availability of scrap alternatives, under funded defined benefit pension plans, and the implementation of a significant IT consolidation in fiscal 2007 and 2008.

Forward-looking statements speak only as of the date they were made, and Metal Management undertakes no obligation to update or revise any forward-looking statements in light of new information or future events. You should not place undue reliance on any forward-looking statements, which speak only as of the date of this presentation.

Providing Leadership in Recycling & Raw Material Management for the 21st Century

Metal Management, Inc.